UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

August 25, 2009

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Lightstone Value Plus Real Estate Investment Trust, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland
(STATE OR OTHER JURISDICTION OF INCORPORATION)

333-117367 (COMMISSION FILE NUMBER)	20-1237795 (I.R.S. EMPLOYER IDENTIFICATION NO.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(732) 367-0129
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2009, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “ Company ”), through Lightstone Value Plus REIT LP, its operating partnership (the “ Operating Partnership ”), entered into agreements to acquire a 15% membership interest in Prime Outlets Acquisition Company LLC, a Delaware limited liability company (“POAC”), and an aggregate 14.26% membership interest in Mill Run L.L.C.., a Delaware limited liability company (“Mill Run”), for an aggregate acquisition price of approximately $240.7 million, including assumed debt but excluding acquisition fees and expenses.  Prime Outlets Acquisition Company owns 18 factory outlet shopping centers located in 15 different states across the United States (the “POAC Properties”) and Mill Run owns the Prime Outlets Orlando I and Prime Outlets Orlando II retail shopping centers located in Orlando, Florida (the “Mill Run Properties”).  The aggregate amount of indebtedness on these properties was approximately $1.46 billion as of August 25, 2009.

The Mill Run Interest

On August 25, 2009, the Operating Partnership entered into (i) a Contribution and Conveyance Agreement with TRAC Central Jersey LLC, a Delaware limited liability company (“TRAC”), and (ii) a Contribution and Conveyance Agreement with Central Jersey Holdings II, LLC, a New York limited liability company (“Central Jersey”), pursuant to which TRAC contributed to the Operating Partnership a 0.46% membership interest (the “TRAC Interest”) in Mill Run and Central Jersey contributed to the Operating Partnership a 13.8% membership interest in Mill Run (the “Central Jersey Interest” and together with the TRAC Interest, the “Mill Run Interest”).  The Mill Run Interest is a non-managing interest, with consent rights with respect to certain major decisions. BRM LLC, an affiliate of The Lightstone Group LLC, the Company’s sponsor, is the managing member and majority owner of Mill Run.  The acquisition price for Mill Run Interest was approximately $45.1 million, approximately $6.0 million of which was in the form of equity and $39.1 million in the form of assumed indebtedness.

In exchange for the Mill Run Interest, on August 25, 2009, the Operating Partnership (i) issued to TRAC (a) 1,000 units of common limited partnership interest in the Operating Partnership (“Common Units”), valued on August 25, 2009 at $10,000, and (b) 196 Series A preferred limited partnership units in the Operating Partnership (the “Series A Preferred Units”) with an aggregate liquidation preference of $196,000 and (ii) issued to Central Jersey (a) 28,900 Common Units, valued on August 25, 2009 at $289,000, and (b) 5,485 Series A Preferred Units with an aggregate liquidation preference of $5,485,000. The total aggregate value of the Common Units and Series A Preferred Units issued by the Operating Partnership in exchange for the Mill Run Interest was approximately $6.0 million.

The Common Units and the Series A Preferred Units issued to TRAC and Central Jersey in exchange for the Mill Run Interest have been and will be offered and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act and/or the Regulation D safe harbor promulgated thereunder.

  The POAC Interest

On August 25, 2009, the Operating Partnership entered into a Contribution and Conveyance Agreement (the “JT Prime Contribution Agreement”) with JT Prime LLC, a Delaware limited liability company (“JT Prime”), pursuant to which JT Prime contributed to the Operating Partnership a 15% membership interest (the “POAC Interest”) in POAC.  The acquisition price for the POAC Interests is approximately $195.6 million, approximately $17.0 million is in the form of equity and $178.6 million in the form of assumed indebtedness.  POAC is a fully integrated real estate operating company specializing in the development, redevelopment, acquisition, leasing and management of factory outlet shopping centers.

In exchange for the POAC Interest, the Operating Partnership issued to JT Prime 85,100 Common Units, valued at the closing at $851,000, and 16,169 Series A Preferred Units, with an aggregate liquidation preference of $16,169,000.  The POAC Interest is a non-managing interest, with certain consent rights with respect to major decisions. Lightstone Prime, LLC, an affiliate of The Lightstone Group, the Company’s sponsor, is the majority owner and manager of POAC.  The total aggregate value of the Common Units and Series A Preferred Units issued by the Operating Partnership in exchange for the Prime Interest was approximately $17.0 million.

The Common Units and the Series A Preferred Units issued to JT Prime in exchange for the POAC Interest have been and will be offered and issued without registration under the Securities Act pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act and/or the Regulation D safe harbor promulgated thereunder.

In connection with the contributions of the Mill Run Interest and the POAC Interest as described above, the Operating Partnership has entered into a Second Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of August 25, 2009 (the “Amendment”).  The Amendment admits JT Prime, Central Jersey and TRAC as limited partners of the Operating Partnership and increases the amount of Series A Preferred Units permitted to be issued by the Operating Partnership to 125,000 units.

Mill Run Loans

In connection with the contribution by TRAC of its portion of the Mill Run Interest, on August 25, 2009 the Company made a loan to TRAC in the principal amount of $185,400 (the “TRAC Loan”), which is evidenced by a Promissory Note dated August 25, 2009 (the “TRAC Note”) made by TRAC in favor of the Company.  Interest on the TRAC Loan is payable semi-annually and accrues at an annual rate of 4%. The TRAC Loan matures on September 1, 2017. The TRAC Note contains a provision requiring TRAC to prepay the TRAC Loan in full upon the redemption of the Series A Preferred Units by the Operating Partnership. The TRAC Loan is secured by a pledge made by TRAC pursuant to a Pledge Agreement dated as of August 25, 2009, by and between TRAC and the Company, of TRAC’s interest in the Series A Preferred Units and Common Units issued to TRAC in connection with the contribution of the Mill Run Interest.

In connection with the contribution by Central Jersey of its portion of the Mill Run Interest, on August 25, 2009 the Company made a loan to Central Jersey in the principal amount of $5,196,600 (the “Central Jersey Loan”), which is evidenced by a Promissory Note dated August 25, 2009 (the “Central Jersey Note”) made by Central Jersey in favor of the Company.  Interest on the Central Jersey Loan is payable semi-annually and accrues at an annual rate of 4%. The Central Jersey Loan matures on September 1, 2017.  The Central Jersey Note contains a provision requiring Central Jersey to prepay the Central Jersey Loan in full upon the redemption of the Series A Preferred Units by the Operating Partnership. The Central Jersey Loan is secured by a pledge made by Central Jersey pursuant to a Pledge Agreement dated as of August 25, 2009, by and between Central Jersey and the Company, of Central Jersey’s interest in the Series A Preferred Units and Common Units issued to Central Jersey in connection with the contribution of the Mill Run Interest.

POAC Loan

In connection with the contribution by JT Prime of the POAC Interest, on August 25, 2009 the Company made a loan to JT Prime in the principal amount of $15,318,000 (the “JT Prime Loan”), which is evidenced by a Promissory Note dated August 25, 2009 (the “JT Prime Note”) made by JT Prime in favor of the Company.  Interest on the JT Prime Loan is payable semi-annually and accrues at an annual rate of 4%.  The JT Prime Loan matures on September 1, 2017.  The JT Prime Note contains a provision requiring JT Prime to prepay the JT Prime Loan in full upon the redemption of the Series A Preferred Units by the Operating Partnership. The JT Prime Loan is secured by a pledge made by JT Prime pursuant to a Pledge Agreement dated as of August 25, 2009, by and between JT Prime and the Company, of JT Prime’s interest in the Series A Preferred Units and Common Units issued to JT Prime in connection with the contribution of the POAC Interest.

Tax Protection Agreements

In connection with the contribution of the Mill Run Interest and the POAC Interest, the Operating Partnership entered into Tax Protection Agreements with each of JT Prime, TRAC and Central Jersey (collectively, the “Contributors”), each dated as of August 25, 2009.  Under these Tax Protection Agreements, the Operating Partnership is required to indemnify each of  TRAC and Central Jersey with respect to the Mill Run Properties, and JT Prime, with respect to the POAC Properties, for a period from August 25, 2009 to June 26, 2013 for, among other things, certain income tax liability that would result from the income or gain which TRAC and Central Jersey, on the one hand, or JT Prime, on the other hand, would recognize upon the Operating Partnership’s failure to maintain the current level of debt encumbering the Mill Run Properties or the POAC Properties, respectively, or the sale, transfer, exchange or other disposition by the Operating Partnership of the Mill Run Properties, the Mill Run Interest, the POAC Properties, or the POAC Interest (each, an “Indemnifiable Event”). Under the terms of the Tax Protection Agreements, the Operating Partnership shall indemnify the Contributors for certain income tax liabilities based on income or gain which the Contributors are deemed to incur for federal, state and local income tax purposes (assuming the Contributors are subject to tax at the maximum federal, state and local tax rates imposed on individuals residing in New York City) as a result of an Indemnifiable Event. This indemnity covers income taxes, interest and penalties and is required to be made on a "grossed up" basis that effectively results in the Contributors receiving the indemnity payment on a net, after-tax basis.

Each Tax Protection Agreement imposes certain restrictions upon the Operating Partnership relating to transactions involving the Mill Run Properties and the POAC Properties which could result in taxable income or gain to the Contributors. The Operating Partnership may not dispose of or transfer any Mill Run Property or any POAC Property without first proving that the Operating Partnership possesses the requisite liquidity, including the proceeds from any such transaction, to make any payments that would come due pursuant to the Tax Protection Agreement. However, the Operating Partnership may take the following actions: (i) (A) as to the POAC Properties, the Operating Partnership can sell on an annual basis part or all of any of the POAC Properties with an aggregate value of (x) 4.329% or less of the total value of the POAC Properties, as of the date of contribution, for the 2009 calendar year, (y) 10.822% or less of the total value of the POAC Properties, as of the date of contribution, for the 2010 calendar year, and (z) 10% or less of the total value of the POAC Properties, as of the date of contribution, for each subsequent calendar year (and any amounts of the percentage values not utilized in any calendar year can be carried forward and applied to sales in any future year) and (B) as to the Mill Run Properties either the same tests as set forth above in (i)(A) with respect to the Mill Run Properties or the sale of the property known by Design Outlet Center; and (ii) the Operating Partnership can enter into a non-recognition transaction with either the consent of the Contributors or an opinion from an independent law or accounting firm stating that it is “more likely than not” that the transaction will not give rise to current taxable income or gain.

Other Transaction Documents

Pursuant to an Exchange Rights Agreement dated as of August 25, 2009 by and among the Company, the Operating Partnership, JT Prime, Central Jersey and TRAC, JT Prime, Central Jersey and TRAC will have the right, exercisable (i) on or after August 25, 2010 or (ii) upon the liquidation of the Operating Partnership or the sale of all or substantially all of the assets of the Operating Partnership, to exchange their Common Units in the Operating Partnership for cash in an amount equal to the value of one share of the Company’s common stock per Common Unit, subject to certain adjustments. Upon the exercise of such right, the Company may elect to satisfy its exchange right obligation with the Company’s common stock instead of cash, subject to the satisfaction of certain conditions, by issuing one share of the Company’s common stock for each Common Unit, subject to certain adjustments.

Prior to August 25, 2014 (the “Lockout Date”), the Series A Preferred Units are not redeemable by the Operating Partnership or convertible into Common Units by the holders of the Series A Preferred Units. From and after the Lockout Date, the Series A Preferred Units may be redeemed, in whole but not in part, at the option of the Operating Partnership, at a redemption price per Series A Preferred Unit equal to the sum of the liquidation preference for each Series A Preferred Unit plus an amount equal to any accrued and unpaid preferential distributions with respect to each Series A Preferred Unit at the date of such redemption.

In addition, in connection with the contribution of the Mill Run Interest and the POAC Interest, the Company entered into certain letter agreements with the owners of the membership interests of JT Prime, TRAC and Central Jersey pursuant to which the Company agreed to pay an aggregate amount equal to $6.0 million in consideration for certain restrictive covenants and for brokerage services received by the Company in connection with the contribution of the Mill Run Interest and the POAC Interest.

Item 2.01	Completion of Acquisition or Disposition of Assets

For a description of the assets acquired by the Operating Partnership on August 25, 2009, please see Item 1.01 of this Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

 Please see Item 1.01 above regarding the Common Units and the Series A Preferred Units that have been issued in connection with the contribution of the Mill Run Interest and the POAC Interest.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits ..

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: August 28, 2009	By:	/s/ Donna Brandin
Name: Donna Brandin Title: Chief Financial Officer